Exhibit 99.1

Citizens First Corporation Announces Third Quarter 2016 Results and Declares Common Dividend

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

•	Increase in earnings per share of 45% compared to third quarter 2015
•	Increase in net income of 46% compared to third quarter 2015
•	Net interest margin of 3.83%, compared to 3.84% in third quarter of 2015
•	Non-performing assets down 84% from the third quarter of 2015

BOWLING GREEN, KY, October 20, 2016 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the quarter and nine months ending September 30, 2016, which include the following:

For the quarter ended September 30, 2016, the Company reported net income of $1.14 million, or $0.45 per diluted common share.  This represents an increase of $360,000, or $0.14 per diluted common share, from $775,000, or $0.31 per diluted common share, for the quarter ended September 30, 2015.   “Continued loan growth, improved operating efficiency, and credit quality were the drivers of third quarter profitability,” said Todd Kanipe, President & CEO of Citizens First. “General economic conditions in our markets remain favorable for loan growth.  Continued pressure on the net interest margin remains our primary challenge as portfolio loans reprice.”

For the nine months ended September 30, 2016, net income totaled $3.11 million, or $1.23 per diluted common share.  This represents an increase of $658,000, or $0.28 per diluted common share, from the net income of $2.46 million in the first nine months of the previous year.

The Board of Directors declared a cash dividend of $0.08 per common share payable November 17, 2016 to shareholders of record as of October 31, 2016.  Dividends were most recently paid in May, 2016 and November, 2015 of $0.08 per common share.

Income Statement Third Quarter 2016 Compared to Third Quarter 2015

Net interest income increased $165,000, or 4.4%, as the volume of earning assets increased from the prior year.  The Company’s net interest margin was 3.83% for the quarter ended September 30, 2016, and 3.84% for the quarter ended September 30, 2015, a decrease of 1 basis point.  The Company’s net interest margin decreased primarily due to a decline in the yield on loans.

There was no provision for loan losses in the third quarter of the current year and the third quarter in the prior year due to the continued reduction in non-performing assets.

Non-interest income increased $12,000, or 1.4%, primarily due to gains on the sale of mortgage loans.

Non-interest expense decreased $385,000, or 10.9%, primarily due to a branch disposal loss of $262,000 that occurred in 2015, and a reduction in professional fees of $85,000.

Income Statement Current Year Compared to Prior Year

Net interest income increased $487,000, or 4.3%, as the volume of earning assets increased from the prior year.  The Company’s net interest margin was 3.89% for the nine months ended September 30, 2016, and 3.84% for the nine months ended September 30, 2015, an increase of 5 basis points.  The Company’s net interest margin increased due to an increase in the yield on average earning assets coupled with a decline in the cost of average interest-bearing liabilities.

Non-interest income increased $103,000, or 4.4%, primarily due to gains on the sale of securities and gains on sale of mortgage loans, offset by a decline in lease income and non-deposit brokerage fees.

Non-interest expense decreased $167,000, or 1.7%, primarily due to a decrease in branch disposal losses of $235,000 and professional fees of $119,000, partially offset by an increase in personnel expenses, which were a result of normal salary adjustments.

Credit Quality

Non-performing assets totaled $156,000, or 0.04% of total assets, at September 30, 2016 compared to $1.0 million, or 0.24% of total assets at September 30, 2015, a decrease of $857,000.

The allowance for loan losses at September 30, 2016 was $5.0 million, or 1.45% of total loans, compared to $4.9 million, or 1.49% of total loans as of December 31, 2015.  We consider the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with our loan portfolio.

Balance Sheet

Total assets at September 30, 2016 were $441.7 million compared to $432.2 million at December 31, 2015.  Total assets increased $9.5 million, or 2.2%, from December 31, 2015 to September 30, 2016 due to a growth in loans, partially offset by a decline in available-for-sale securities.

Loans increased $12.4 million, or 3.7%, from December 31, 2015 to September 30, 2016.  Deposits decreased $16.6 million, or 4.5%, from December 31, 2015 to September 30, 2016.  The decrease in deposits was offset by an increase in borrowings of $23 million.

Stockholders’ equity increased to $42.4 million at September 30, 2016 from $39.5 million at December 31, 2015.  The common equity and tangible common equity ratios were 7.95% and 7.05%, respectively, as of September 30, 2016 compared to 7.37% and 6.43%, respectively, at December 31, 2015.  The book value and tangible book value per common share ratios were $17.56 and $15.40, respectively, at September 30, 2016 compared to $16.18 and $13.97, respectively, at December 31, 2015.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Share Data and ratios)
	September 30,	December 31,	December 31,
	2016	2015	2014
Assets
Cash and due from financial institutions	$5,353	$8,865	$7,962
Federal funds sold	—	6,390	3,360
Interest-bearing deposits in other financial institutions	15,611	2,728	—
Available-for-sale securities	55,424	60,200	58,986
Loans	343,176	330,782	318,477
Allowance for loan losses	(4,961)	(4,916)	(4,885)
Premises and equipment, net	9,461	9,998	10,758
Bank owned life insurance (BOLI)	8,307	8,174	7,993
Federal Home Loan Bank (FHLB) stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,547	1,680	1,527
Deferred income taxes	1,017	1,328	1,479
Goodwill and other intangible assets	4,309	4,362	4,433
Other real estate owned	—	100	198
Other assets	409	465	501
Total Assets	$441,678	$432,181	$412,814
Liabilities
Deposits
Noninterest bearing	$49,439	$48,522	$41,975
Savings, NOW and money market	155,912	168,335	148,935
Time	148,478	153,531	150,874
Total deposits	353,829	370,388	341,784
FHLB advances and other borrowings	38,000	15,000	25,500
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	219	213	231
Other liabilities	2,240	2,056	1,851
Total Liabilities	399,288	392,657	374,366
Stockholders’ Equity
6.5% Cumulative convertible preferred stock	7,261	7,659	7,659
Common stock	25,899	25,406	27,072
Retained earnings	8,887	6,304	3,373
Accumulated other comprehensive income	343	155	344
Total stockholders’ equity	42,390	39,524	38,448
Total liabilities and stockholders’ equity	$441,678	$432,181	$412,814

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2016	2016	2016	2015	2015
Interest and dividend income	$4,557	$4,536	$4,476	$4,494	$4,415
Interest expense	639	624	613	623	662
Net interest income	3,918	3,912	3,863	3,871	3,753

Provision (credit) for loan losses	—	(85)	—	(65)	—

Non-interest income
Service charges on deposit accounts	361	339	325	360	386
Other service charges and fees	172	179	164	260	187
Gain on sale of mortgage loans	110	91	77	63	60
Non-deposit brokerage fees	83	75	72	82	103
Lease income	61	49	45	43	59
BOLI income	45	44	44	45	45
Gain on sale of securities	20	55	51	68	-
Total non-interest income	852	832	778	921	840

Non-interest expenses:
Personnel expense	1,674	1,676	1,784	1,648	1,650
Net occupancy expense	481	492	483	464	495
Advertising and public relations	86	98	61	80	75
Professional fees	98	137	180	176	183
Data processing services	262	263	256	262	262
Franchise shares and deposit tax	132	132	132	96	146
FDIC insurance	58	59	59	61	61
Other real estate owned expenses	(8)	23	1	52	6
Loss on branch disposal	—	27	—	-	262
Other	362	390	414	380	390
Total non-interest expenses	3,145	3,297	3,370	3,219	3,530

Income before income taxes	1,625	1,532	1,271	1,638	1,063
Income taxes	490	458	366	487	288
Net income	1,135	1,074	905	1,151	775
Dividends on preferred stock	124	123	124	131	131
Net income available for common stockholders	$1,011	$951	$781	$1,020	$644
Basic earnings per common share	$0.50	$0.48	$0.39	$0.52	$0.33
Diluted earnings per common share	$0.45	$0.42	$0.36	$0.45	$0.31

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2016	2016	2016	2015	2015
Average:
Assets	$442,042	$439,081	$433,143	$430,174	$428,331
Earning Assets	414,569	409,722	402,638	399,055	396,906
Loans	344,733	338,456	333,000	329,131	319,053
Interest-bearing deposits	304,473	311,084	320,363	316,979	321,643
Deposits	354,953	360,209	367,397	365,401	366,627
Borrowed funds	42,490	35,868	23,394	23,179	20,696
Equity	42,002	40,912	40,156	39,181	38,516
Common equity	34,741	33,651	32,831	31,522	30,857

Return on average assets	1.02%	0.98%	0.84%	1.06%	0.72%
Return on average equity	10.75%	10.56%	9.06%	11.66%	7.97%

Efficiency ratio	65.21%	69.15%	72.15%	66.91%	75.43%
Non-interest income to average assets	0.77%	0.76%	0.72%	0.85%	0.78%
Non-interest expenses to average assets	2.83%	3.02%	3.13%	2.97%	3.27%
Net overhead to average assets	2.06%	2.26%	2.41%	2.12%	2.49%
Yield on loans	4.86%	4.95%	4.96%	4.97%	5.04%
Yield on investment securities (TE)	2.66%	2.77%	2.77%	2.84%	2.79%
Yield on average earning assets (TE)	4.44%	4.53%	4.55%	4.55%	4.50%
Cost of average interest bearing liabilities	0.73%	0.72%	0.72%	0.73%	0.77%
Net interest margin (TE)	3.83%	3.92%	3.94%	3.94%	3.84%
Number of FTE employees	94	96	98	98	98

Asset Quality Indicators:
Non-performing loans to total loans	0.05%	0.06%	0.18%	0.16%	0.25%
Non-performing assets to total assets	0.04%	0.06%	0.16%	0.15%	0.24%
Allowance for loan losses to total loans	1.45%	1.43%	1.53%	1.49%	1.53%
YTD net charge-offs (recoveries) to average loans, annualized	(0.05)%	(0.07)%	(0.15)%	0.03%	0.03%
YTD net charge-offs (recoveries)	(130)	(119)	(128)	104	64

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Nine months ended
	(In Thousands, Except Per
	Share Data and ratios)
	September 30,	September 30,
	2016	2015
Interest and dividend income	$13,569	$13,190
Interest expense	1,876	1,984
Net interest income	11,693	11,206

Provision (credit) for loan losses	(85)	200

Non-interest income
Service charges on deposit accounts	1,025	1,061
Other service charges and fees	515	498
Gain on sale of mortgage loans	278	170
Non-deposit brokerage fees	230	282
Lease income	155	202
BOLI income	133	136
Gain on sale of securities	126	10
Total non-interest income	2,462	2,359

Non-interest expenses:
Personnel expense	5,134	4,887
Net occupancy expense	1,456	1,516
Advertising and public relations	245	250
Professional fees	415	534
Data processing services	781	739
Franchise shares and deposit tax	396	437
FDIC insurance	176	183
Other real estate owned expenses	16	42
Loss on branch disposal	27	262
Other	1,166	1,129
Total non-interest expenses	9,812	9,979

Income before income taxes	4,428	3,386
Income taxes	1,314	930
Net income	3,114	2,456
Dividends on preferred stock	371	389
Net income available for common stockholders	$2,743	$2,067
Basic earnings per common share	$1.37	$1.05
Diluted earnings per common share	$1.23	$0.95

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Nine months ended
	(In Thousands, Except Per
	Share Data and ratios)
	September 30,	September 30,
	2016	2015
Average:
Assets	$438,103	$430,182
Earning Assets	408,998	399,544
Loans	338,752	319,940
Interest-bearing deposits	311,945	321,756
Deposits	360,831	365,919
Borrowed funds	33,948	23,538
Equity	41,027	38,573
Common equity	33,745	30,914

Return on average assets	0.95%	0.76%
Return on average equity	10.14%	8.51%

Efficiency ratio	68.79%	72.20%
Non-interest income to average assets	0.75%	0.73%
Non-interest expenses to average assets	2.99%	3.10%
Net overhead to average assets	2.24%	2.37%
Yield on loans	4.92%	5.06%
Yield on investment securities (TE)	2.73%	2.85%
Yield on average earning assets (TE)	4.51%	4.50%
Cost of average interest bearing liabilities	0.72%	0.77%
Net interest margin (TE)	3.89%	3.84%

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Share Data and ratios)
	September 30,	December 31,	December 31,
Consolidated Capital Ratios	2016	2015	2014

Total shareholders’ equity to total assets ratio	9.60%	9.15%	9.31%
Tangible equity ratio (1)	8.71%	8.22%	8.33%
Common equity ratio	7.95%	7.37%	7.46%
Tangible common equity ratio (1)	7.05%	6.43%	6.45%
Book value per common share	$17.56	$16.18	$15.64
Tangible book value per common share (1)	$15.40	$13.97	$13.39
End of period common share closing price	$16.00	$13.74	$11.90

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Share Data and ratios)
	September 30,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2016	2015	2014

Total shareholders’ equity (a)	$42,390	$39,524	$38,448
Less:
Preferred stock	(7,261)	(7,659)	(7,659)
Common equity (b)	35,129	31,865	30,789
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(212)	(265)	(336)
Tangible common equity (c)	30,820	27,503	26,356
Add:
Preferred stock	7,261	7,659	7,659
Tangible equity (d)	38,081	35,162	34,015

Total assets (e)	441,678	432,181	412,814
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(212)	(265)	(336)
Tangible assets (f)	$437,369	$427,819	$408,381
Shares outstanding (in thousands) (g)	2,001	1,969	1,969

Book value per common share (b/g)	$17.56	$16.18	$15.64
Tangible book value per common share (c/g)	$15.40	$13.97	$13.39

Equity to assets ratio (a/e)	9.60%	9.15%	9.31%
Tangible equity ratio (d/f)	8.71%	8.22%	8.33%
Common equity ratio (b/e)	7.95%	7.37%	7.46%
Tangible common equity ratio (c/f)	7.05%	6.43%	6.45%